China Jo-Jo Drugstores Announces Fiscal Second Quarter 2009 Results

HANGZHOU, CHINA – November 16, 2009 – China Jo-Jo Drugstores, Inc. (OTCBBB: CJJD) ("Jo-Jo Drugstores" or the "Company"), which operates a retail pharmacy chain in China, today announced its financial results for its fiscal second quarter ended September 30, 2009.

Fiscal Second Quarter 2009 Highlights

▪	Revenues increased 18.1% period-over-period to $12.3 million
▪	Income from operations increased by 13.5% period-over-period to $2.3 million
▪	Number of stores increased period-over-period from 13 to 22 stores

“Our revenue increase in the fiscal second quarter ended September 30, 2009 was largely attributable to operating more stores than we did from a year ago,” commented Mr. Lei Liv, Chairman and Chief Executive Officer of Jo-Jo Drugstores. “We have grown our chain stores organically from 13 to 22 stores, and expect to grow revenue as our newer stores establish themselves further in their local communities and as we continue to add stores to our retail chain.”

For the Three Months Ended September 30, 2009 and 2008

Gross profit for the fiscal second quarter was $3.5 million, up 25.6% from the second quarter of 2008. Gross margin for the quarter was 28.5%, compared with 26.8% in the comparable 2008 period.  “We anticipate that our overall gross profit will continue to increase as our sales increase,” continued Mr. Liu. “Additionally, as our store number grows, we are confident that our gross margin should increase as we will be able to obtain better pricing terms from our suppliers and achieve further economies of scale.”

Total operating expenses for the second fiscal quarter of 2009 were $1.2 million, compared with $0.7 million in the prior period. Selling expenses totaled $0.6 million, or 4.9% of revenues, for the second quarter of 2009 as compared to $0.4 million, or 4.2% of revenues, in the comparable period a year ago. The increase is a result of operating additional stores.

General and administrative expenses increased to $0.6 million, or 4.6% of revenues, in the second quarter of 2009, compared with $0.3 million, or 2.8% of revenues, in the same period of 2008. The increase is primarily a result of stock compensation charges and operating additional stores during the three months ended September 30, 2009. We anticipate general and administrative expenses to increase in future periods as we continue to open new stores and develop our infrastructure, and as the costs associated with being a US public company continue to rise.

Income from operations increased to $2.3 million for the second fiscal quarter of 2009, or 19.1% of revenues, from $2.1 million, or 19.8% of revenues for the same quarter in 2008.

As of September 30, 2009, the Company had approximately $1.1 million in cash and restricted cash, current assets of $16.2 million and total liabilities of $9.5 million.

Business Outlook

“Despite the increasingly competitive environment for drugstores in the Hangzhou area, our stores have continued to perform strongly," stated Mr. Lu. "In the long term, we believe that our customer-centric focus on service and price will continue to enhance our brand recognition and provide a strong base for continued future growth.”

Conference Call

The Company will host a conference call to discuss these results on Tuesday, November 17, 2009, at 8:00 a.m. Eastern time. To participate in the conference call, please dial 1-877-485-3104 from the US. Participants dialing in from China can access the call by dialing 1-201-689-8579. Investors may also access a live audio webcast of this conference call under the Investors Relations section of the Company's website at http://www.chinajojodrugstores.com.

A replay of the webcast will be available approximately two hours after the conclusion of the call. The webcast replay will remain available for three months. An audio replay will be made available until November 24, 2009. The audio replay can be accessed by dialing 1-877-660-6853 or 1-201-612-7415 and entering pass-code 337823.

About China Jo-Jo Drugstores, Inc.

China Jo-Jo Drugstores, Inc., through its contractually controlled affiliates Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd., Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine General Partnership, and Hangzhou Jiuzhou Medical & Public Health Service Co., Ltd., operates a retail pharmacy chain in China offering both western and traditional Chinese medicine. The chain currently has 22 stores throughout Hangzhou, the provincial capital of Zhejiang Province.

Forward-looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain of the statements made in the press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should," "project," "plan," "seek," "intend," or "anticipate" or the negative thereof or comparable terminology. Such statements typically involve risks and uncertainties and may include financial projections or information regarding the progress of new product development. Actual results could differ materially from the expectations reflected in such forward-looking statements as a result of a variety of factors, including the risks associated with the effect of changing economic conditions in The People's Republic of China, variations in cash flow, reliance on collaborative retail partners and on new product development, variations in new product development, risks associated with rapid technological change, and the potential of introduced or undetected flaws and defects in products, and other risk factors detailed in reports filed with the Securities and Exchange Commission from time to time.

Contacts:

China Jo-Jo Drugstores, Inc.
Bennet P. Tchaikovsky
Chief Financial Officer
bennet@wwofficers.com

Investor Relations
Capital Group Communications, Inc.
(415) 332-7200
(415) 332-7201
Website: http://www.capitalgc.com/

(Table Follow)

CHINA JOJO DRUGSTORS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS KERRISDALE MINING CORP)

CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009 AND MARCH 31, 2009

	September 30,	March 31,
	2009	2009
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$819,800	$996,302
Restricted cash	308,006	-
Accounts receivable, trade	1,296,309	1,265,110
Inventories	3,314,802	2,793,101
Other receivables	362,019	67,079
Other receivables - related parties	3,824	2,432
Advances to suppliers	6,731,624	5,485,113
Advances to suppliers - related parties	2,388,161	1,797,104
Other current assets	936,238	564,379
Total current assets	16,160,783	12,970,620

EQUIPMENT, net	965,750	979,432

OTHER ASSETS:
Long term deposit	2,574,516	2,015,149
Total other assets	2,574,516	2,015,149

Total assets	$19,701,049	$15,965,201

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$1,467,000	$1,465,000
Notes payable	308,006	-
Accounts payable, trade	5,926,743	5,939,237
Other payables	223,340	404,731
Other payables - related parties	327,161	326,715
Taxes payable	827,120	811,316
Accrued liabilities	439,920	360,655
Total liabilities	9,519,290	9,307,654

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
Common stock; $0.001 par value; 75,000,000 shares authorized; 20,000,000 and 15,800,000 shares issued and outstanding as of September 30, 2009 and March 31, 2009, respectively	20,000	15,800
Paid-in capital	867,884	661,800
Statutory reserves	1,309,109	1,309,109
Retained earnings	8,336,032	5,033,275
Accumulated other comprehensive loss	(351,266)	(362,437)
Total shareholders' equity	10,181,759	6,657,547

Total liabilities and shareholders' equity	$19,701,049	$15,965,201

CHINA JOJO DRUGSTORS, INC AND SUBSIDIARIES
(FORMERLY KNOWN AS KERRISDALE MINING CORP)

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME
FOR THREE AND SIX MONTHS ENDED SEPTEMBER 30, 2009 AND 2008
(Unaudited)

	Three months ended		Six months ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES	$12,258,573	$10,383,170	$23,940,037	$21,533,559

COST OF GOODS SOLD	8,759,697	7,598,068	17,417,265	15,901,507

GROSS PROFIT	3,498,876	2,785,102	6,522,772	5,632,052

SELLING EXPENSES	596,382	434,282	1,074,159	793,443
GENERAL & ADMINISTRATIVE EXPENSES	565,134	291,147	930,344	503,601
OPERATING EXPENSES	1,161,516	725,429	2,004,503	1,297,044

INCOME FROM OPERATIONS	2,337,360	2,059,673	4,518,269	4,335,008

OTHER INCOME (EXPENSE), NET	3,608	(6,047)	10,243	(15,638)

INCOME BEFORE INCOME TAXES	2,340,968	2,053,626	4,528,512	4,319,370

PROVISION FOR INCOME TAXES	637,372	476,709	1,225,755	1,001,634

NET INCOME	1,703,596	1,576,917	3,302,757	3,317,736

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustments	12,591	1,448	11,171	21,634

COMPREHENSIVE INCOME	$1,716,187	$1,578,365	$3,313,928	$3,339,370

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES	16,400,000	15,800,000	16,100,000	15,800,000

BASIC AND DILUTED EARNING PER SHARE	$0.10	$0.10	$0.21	$0.21